COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, INTERNATIONAL EQUITY
PORTFOLIO AND THE MORGAN STANLEY CAPITAL INTERNATIONAL EUROPE,
AUSTRALASIA, FAR EAST (EAFE (R)) INDEX

EXHIBIT A:


                         MORGAN STANLEY CAPITAL          DREYFUS VARIABLE
                         INTERNATIONAL EUROPE,           INVESTMENT FUND,
                         AUSTRALASIA, FAR EAST         INTERNATIONAL EQUITY
 PERIOD                     (EAFE(R)) INDEX*                 PORTFOLIO


 5/2/94                         10,000                      10,000
12/31/94                         9,990                       9,800
12/31/95                        11,110                      10,524
12/31/96                        11,781                      11,746
12/31/97                        11,991                      12,875
12/31/98                        14,389                      13,452
12/31/99                        18,268                      21,492

*Source: Lipper Analytical Services, Inc.